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                                                                     Exhibit 4.3

                         First Supplemental Indenture
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     FIRST SUPPLEMENTAL INDENTURE dated as of May 21, 1998 (this "Supplemental
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Indenture"), among Dynatech Corporation ("Holding"), a corporation organized
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under the laws of the Commonwealth of Massachusetts,  Telecommunications
Techniques Co., LLC ("TTC"), a Delaware limited liability company, and State
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Street Bank and Trust Company, a Massachusetts trust company, as trustee (the

"Trustee") under the Indenture referred to below.
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                              W I T N E S S E T H:

     WHEREAS, Holding and TTC Merger Co. LLC ("TTC Merger Co.") are issuers
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under the Indenture, dated as of the date hereof (as amended, supplemented, waived or otherwise modified from time to time the "Indenture"), providing for,
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inter alia, the issuance of an aggregate principal amount of $275,000,000 of 9
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3/4% Senior Subordinated Notes Due 2008 (the "Notes," which term shall have the
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meaning ascribed thereto in the Indenture);

     WHEREAS, Holding wishes to transfer to TTC the capital stock of all of its subsidiaries (other than Holding's interests in TTC) (the "Subsidiary
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Transfer"); and

     WHEREAS, in consideration of, among other things, (i) the making available
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to TTC of a revolving credit facility under the Senior Credit Agreement (as defined in the Indenture), (ii) the Subsidiary Transfer and (iii) the grant by
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Holding of the Parent Guarantee (as defined in the Indenture), Holding wishes to assign, transfer and convey to TTC all of Holding's rights, and TTC wishes to assume from Holding and TTC Merger Co. all of their respective rights, obligations, covenants, agreements, duties and liabilities, under the Indenture and the Notes and any and all agreements, certificates and other documents executed by Holding and TTC Merger Co., in connection therewith, other than the Parent Guarantee.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, TTC, Holding and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:

     1.  Defined Terms.  As used in this Supplemental Indenture, terms defined
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in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words "herein," "hereof" and "hereby" and other words of similar import used in this
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Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

     2.  Assignment of Rights and Obligations.  Holding hereby irrevocably
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assigns, transfers and conveys to TTC all of Holding's rights and powers, obligations, covenants, agreements, duties and liabilities under and with respect to the Indenture and the Notes and any and all agreements, certificates and other documents executed by Holding in connection therewith, other than the Parent Guarantee.

     3.  Assumption of Agreements and Obligations.  TTC hereby expressly assumes
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and confirms its receipt of all of the rights and powers, and assumes, confirms and agrees to perform and observe all of the obligations, covenants, agreements, duties and liabilities of Holding and TTC Merger Co. under and with respect to the Indenture and the Notes and any and all agreements, certificates and other documents executed by Holding or TTC Merger Co. in connection therewith, other than the Parent Guarantee, as fully as if TTC were originally the obligor in respect thereof and the signatory thereto.

     4.  Agreement to Guarantee.  Holding hereby confirms its Parent Guarantee
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and agrees hereby, as a primary obligor and not merely as surety, irrevocably to fully and unconditionally, guarantee, on a senior subordinated basis, the obligations of TTC under the Indenture and the Notes on the terms and subject to the conditions set forth in Article 13 of the Indenture and to be bound by (and shall be entitled to the benefits of) all other applicable provisions of the Indenture as the Parent Guarantor. The Parent Guarantee is subject to the subordination provisions of Article 15 of the Indenture.

     5.  Termination, Release and Discharge of Parent Guarantee.  The Parent
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Guarantee shall terminate and be of no further force or effect, and Holding shall be released and discharged from all obligations in respect of such Parent Guarantee, as and when provided in Section 1303 of the Indenture.

     6.  Parties.  Nothing in this Supplemental Indenture is intended or shall
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be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of Holding's Parent Guarantee hereunder or any provision contained herein or in Article 13 of the Indenture.

     7.  Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND
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CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING
EFFECT TO ANY PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE

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TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR
ACCEPTANCE OF THE NOTES) THE HOLDERS, AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

     8.  Ratification of Indenture; Supplemental Indentures Part of Indenture.
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Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

     9.  Holding as Agent for TTC.  To the extent permitted by the TIA and any
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other applicable law, TTC hereby appoints Holding as its attorney-in-fact, which appointment is coupled with an interest, to take any action that this Indenture may require or permit TTC to take, including

          (i) the giving of any certification, opinion, order, request or consent (whether by Officer's Certificate, Opinion of Counsel, Company Order, Authentication Order, Company Request, Company Consent or otherwise),

          (ii)  the giving of any notice (including under Section 1001 of the
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     Indenture), and

          (iii)  the setting of any record date,

such appointment to remain in effect until TTC shall otherwise notify the Trustee in writing.

          10.  Counterparts.  The parties hereto may sign one or more copies of
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this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

          11.  Headings.  The section headings herein are for convenience of
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reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

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          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the date first above written.


                    TELECOMMUNICATIONS TECHNIQUES CO., LLC

                         By:  Dynatech Corporation, its sole member


                         By:__________________________________________
                               Name:
                               Title:


                    DYNATECH CORPORATION, as Guarantor under the Parent
                    Guarantee


                    By:__________________________________________________
                       Name:
                       Title:


                    STATE STREET BANK AND TRUST COMPANY,
                    as Trustee


                    By:__________________________________________________
                       Name:
                       Title:

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